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                                                                     Exhibit 3.4

                                    FORM OF
                                    BY-LAWS
                                       OF
                            PRIME GROUP REALTY TRUST

                    a Maryland real estate investment trust


                                   ARTICLE I

                                    Offices
                                    -------

     Section 1.1 Registered Office. The Prime Group Realty Trust (the "Trust") shall maintain a registered office in the State of Maryland as required by law.

     Section 1.2 Executive Office. The Trust also has executive offices located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, telephone number 312/917-1500.

     Section 1.3 Other Offices. The Trust may also have offices other than its executive offices at such other places both within and without the State of Maryland as the Board of Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                                  Stockholders
                                  ------------

     Section 2.1 Annual Meetings. An annual meeting of stockholders shall be held each year for the election of Trustees at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Trustees. Any other proper business may be transacted at the annual meeting of stockholders.

     Section 2.2 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Trustees, the Chairman, if any, the Vice Chairman, if any, or the President and shall be called by the Chairman or the Secretary at the request, in writing, stating the purpose or purposes of the meeting, of stockholders who hold a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting. Each special meeting shall be held at such date, time and place either within or without the State of Maryland as shall be designated by the person or persons calling such meeting at least ten days prior to such meeting.

     Section 2.3 Notice of Meeting. Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in
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the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Trust.

     Section 2.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5 Quorum. Unless otherwise provided by law or the Declaration of Trust, at each meeting of stockholders, the presence in person or representation by proxy of the holders of a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of capital stock of the Trust so present and represented, adjourn the meeting from time to time until a quorum shall attend, and the provisions of Section 2.4 of these by-laws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the Trust or to another corporation, if a majority of the shares entitled to vote in the election of Trustees of such other corporation is held, directly or indirectly, by the Trust, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Trust to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 2.6 Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or in his absence by the Vice Chairman, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Trustees, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

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     Section 2.7   Voting; Proxies.  Unless otherwise provided by the
Declaration of Trust, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him which has voting power on the subject matter submitted to a vote at the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary before the proxy is voted. Unless otherwise required by law, voting of stockholders for the election of Trustees need not be by written ballot. Voting of stockholders for all other matters need not be by written ballot unless so determined at a stockholders meeting by the vote of the holders of a majority of the outstanding shares of each class of capital sock present in person or represented by proxy at the meeting and entitled to vote on the subject matter submitted to a vote at the meeting. Unless otherwise provided by law or the Declaration of Trust, the vote of the holders of a majority of the shares of capital stock of the Trust present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

     Section 2.8 Fixing Date for Determination of Stockholders of Record. In order that the Trust may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Trustees may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date upon which the resolution fixing the record date with respect to the taking of corporate action by written consent without a meeting is adopted by the Board of Trustees, nor more than sixty days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to

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corporate action in writing without a meeting, when no prior action by the Board of Trustees is necessary, shall be the day on which the first written consent is expressed; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Trustees is required, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

     Section 2.9 List of Stockholders Entitled to Vote. The Secretary shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 2.10 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the Declaration of Trust, any action required by law to be taken at any annual or special meeting of stockholders of the Trust, or any action which may be taken at any annual or special meeting of such stockholders (including, without limitation, the removal of any member of the board of Trustees), may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                 ARTICLE III

                               Board of Trustees
                               -----------------

     Section 3.1 Powers; Number; Qualifications. Unless otherwise provided by law or the Declaration of Trust, the business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees. Unless otherwise provided by the Declaration of Trust, the Board of Trustees shall consist of such number of Trustees as the Board of Trustees shall from time to time designate. Unless otherwise provided by the Declaration of Trust, Trustees need not be stockholders.

     Section 3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each Trustee shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any Trustee may resign at any time upon written notice to the Trust directed to the Board of Trustees or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any Trustee or the entire Board of Trustees may be removed, with or without cause, by the vote of the holders of a majority of shares of capital stock then entitled to vote at an election of Trustees. Whenever the holders of shares of any class or series of capital stock are entitled to elect one or more Trustees by the provisions of the Declaration of Trust, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a Trustee or Trustees so elected, to the vote of the holders of the outstanding shares of that class or series of capital stock and not to the vote of the holders of the outstanding shares of capital stock as a whole. Unless otherwise provided by the Declaration of Trust, vacancies and newly created Trusteeships resulting from any increase in the authorized number of Trustees elected by all of the stockholders having a right to vote as a single class may be filled by the vote of a majority of the Trustees then in office, although less than a quorum, or by the vote of the sole remaining Trustee. Whenever the holders of shares of any class or classes of capital stock or series thereof are entitled to elect one or more Trustees by the provisions of the Declaration of Trust, vacancies and newly created Trusteeships of such class or classes or series thereof may be filled by the vote of a majority of the Trustees elected by such class or classes or series thereof then in office, or by the vote of the sole remaining Trustee so elected.

     Section 3.3 Regular Meetings. Regular meetings of the Board of Trustees shall be held at such dates, times and places either within or without the State of Maryland as the Board of Trustees shall from time to time determine.

     Section 3.4 Special Meetings. Special meetings of the Board of Trustees may be called at any time by the Chairman, if any, the

                                      -5-
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Vice Chairman, if any, the President or by any two members of the Board of
Trustees. Each special meeting shall be held at such date, time and place either within or without the State of Maryland as shall be fixed by the person or persons calling the meeting.

     Section 3.5 Notice of Meetings. Written notice of each meeting of the Board of Trustees shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each Trustee. Notice may be given by letter, telegram, telex or facsimile and shall be deemed to have been given when deposited in the United States mail, delivered to the telegraph company or transmitted by telex or facsimile, as the case may be.

     Section 3.6 Telephonic Meetings Permitted. Members of the Board of Trustees or any committee designated by the Board of Trustees may participate in a meeting of the Board of Trustees or of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this by-law shall constitute presence in person at such meeting.

     Section 3.7 Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Trustees, the presence of one-third of the total number of Trustees shall constitute a quorum for the transaction of business. The vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees, unless the vote of a greater number is required by law or the Declaration of Trust. In case at any meeting of the Board of Trustees a quorum shall not be present, the members of the Board of Trustees present may by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall attend.

     Section 3.8 Organization. Meetings of the Board of Trustees shall be presided over by the Chairman, if any, or in his absence by the Vice Chairman, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.9 Action by Trustees Without a Meeting. Unless otherwise provided by the Declaration of Trust, any action required or permitted to be taken at any meeting of the Board of Trustees or any committee designated by the Board of Trustees may be taken without a meeting if all members of the Board of Trustees or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Trustees or such committee.

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     Section 3.10  Compensation of Trustees.  Unless otherwise provided by the
Declaration of Trust, the Board of Trustees shall have the authority to fix the compensation of Trustees, which compensation may include the reimbursement of expenses incurred in connection with meetings of the Board of Trustees or a committee thereof.

                                   ARTICLE IV

                                   Committees
                                   ----------

     Section 4.1 Committees. The Board of Trustees may, by resolution passed by a majority of the whole Board of Trustees, designate one or more committees, each committee to consist of one or more of the Trustees of the Trust. The Board of Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in place of any such absent or disqualified member.

     Section 4.2 Power of Committees. Any committee designated by the Board of Trustees, to the extent provided in a resolution of the Board of Trustees, shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust and may authorize the seal of the Trust to be affixed to all papers which may require it; but no such committee shall have the power or authority to take any action which by law may only be taken by the Board of Trustees or to take any action with reference to: amending the Declaration of Trust (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Trustees, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Trust or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Trust or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Trust's property and assets, recommending to the stockholders a dissolution of the Trust or a revocation of dissolution, removing or indemnifying Trustees or amending these by-laws; and, unless a resolution of the Board of Trustees expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

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     Section 4.3   Committee Rules.  Unless the Board of Trustees otherwise
provides, each committee designated by the Board of Trustees may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Trustees or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

                                   ARTICLE V

                                    Officers
                                    --------

     Section 5.1 Officers; Elections. As soon as practicable after the annual meeting of stockholders in each year, the Board of Trustees shall elect from its membership or outside thereof a President and a Secretary. The Board of Trustees may also elect from its membership a Chairman of the Board of Trustees (herein called "Chairman") and a Vice Chairman of the Board of Trustees (herein called "Vice Chairman"), and from its membership or outside thereof one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers or agents as it may determine. Unless otherwise provided by the Declaration of Trust, any number of offices may be held by the same person.

     Section 5.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided by the Board of Trustees when electing any officer, each officer shall hold office until the first meeting of the Board of Trustees after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Trust directed to the Board of Trustees and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Trustees may remove any officer or agent with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Trust, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Trustees.

     Section 5.3 Powers and Duties. The officers of the Trust shall have such powers and duties in the management of the Trust as shall be stated in these by-laws or in a resolution of the Board of Trustees which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective

                                      -8-
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offices, subject to the control of the Board of Trustees.  The Secretary shall have the duty to record in a book to be kept for that purpose the proceedings of the meetings of the stockholders, the Board of Trustees and any committees designated by the Board of Trustees.

     Section 5.4 Other Officers; Security. The other officers, if any, of the Trust shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Trustees shall from time to time delegate to each such officer. The Board of Trustees may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his duties.

     Section 5.5 Compensation of Officers. The compensation of each officer shall be fixed by the Board of Trustees and no officer shall be prevented from receiving such compensation by virtue of his also being a Trustee.

                                   ARTICLE VI

                                     Stock
                                     -----

     Section 6.1 Certificates. Every holder of one or more shares of capital stock of the Trust shall be entitled to have a certificate signed by or in the name of the Trust by the Chairman or Vice Chairman, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Trust. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Trust may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Trust may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Trust a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII

                    Indemnification of Trustees and Officers
                    ----------------------------------------

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     Section 7.1   Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Trustee or officer of the Trust or is or was serving at the request of the corporation as a Trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Trustee, officer, employee or agent or in any other capacity while serving as a Trustee, officer, employee or agent, shall be indemnified and held harmless by the Trust to the fullest extent authorized by Maryland REIT law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than permitted prior thereto), against all reasonable expense, liability and loss (including, without limitation, reasonable attorneys' fees, judgments, fines and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Trustee, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.02 below with respect to proceedings to enforce rights to indemnification, the Trust shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Trustees of the Trust. The right to indemnification conferred in this ARTICLE VII shall be a contract right and shall include the right to be paid by the Trust the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Maryland REIT law requires, an advancement of expenses incurred by an indemnitee in his capacity as a Trustee or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VII or otherwise.

     Section 7.2   Right of Indemnitee to Bring Suit.  If a claim under Section
7.1 above is not paid in full by the Trust within sixty days after a written claim has been received by the Trust, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty days, the indemnitee may at any time thereafter bring suit against the Trust

                                      -10-
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to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Trust to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that and (b) in any suit by the Trust to recover an advancement of expenses pursuant to the terms of an undertaking the Trust shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Trust Law of the State of Maryland. Neither the failure of the Trust (including its Board of Trustees, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Maryland General Trust Law, nor an actual determination by the Trust (including its Board of Trustees, independent counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Trust to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VII or otherwise shall be on the Trust.

     Section 7.3 Non-Exclusivity of Rights under this ARTICLE. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Declaration of Trust, by-law, agreement, vote of stockholders or disinterested Trustees or otherwise.

     Section 7.4 Insurance. The Trust may purchase and maintain insurance on its own behalf or on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, officer, employee or agent of another Trust, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him in any such capacity, or arising out of his status as such, whether or not the Trust would have the power to indemnify such person against such expense, liability or loss under the General Trust Law of the State of Maryland.

     Section 7.5 Indemnification of Employees and Agents. The Trust may, to the extent authorized at any time from time to time

                                      -11-
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by the Board of Trustees, grant rights to indemnification and the advancement of expenses to any employee or agent of the Trust to the fullest extent of the provisions of this ARTICLE VII with respect to the indemnification and advancement of expenses of Trustees and officers of the Trust.

                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------

     Section 8.1 Fiscal Year. The fiscal year of the Trust shall be determined by the Board of Trustees.

     Section 8.2 Seal. The Trust may have a seal which shall have the name of the Trust inscribed thereon and shall be in such form as may be approved from time to time by the Board of Trustees.

     Section 8.3 Waiver of Notice of Meetings of Stockholders, Trustees and Committees. Whenever notice is required to be given by law, the Declaration of Trust or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Declaration of Trust, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Trustees or members of a committee of Trustees need be specified in any written waiver of notice.

     Section 8.4 Interested Trustees, Officers, Quorum. No contract or transaction between the Trust and one or more of its Trustees or officers, or between the Trust and any other Trust, partnership, association or other organization in which one or more of its Trustees or officers are Trustees or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Trustee or officer is present at or participates in the meeting of the Board of Trustees or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Trustees or the committee, and the Board of Trustees or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Trustees, even though the disinterested Trustees be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the

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stockholders; or (c) the contract or transaction is fair as to the Trust as of the time it is authorized, approved or ratified, by the Board of Trustees, a committee thereof or the stockholders. Common or interested Trustees may be counted in determining the presence of a quorum at a meeting of the Board of Trustees or of a committee which authorizes the contract or transaction.

     Section 8.5 Books and Records. The books and records of the Trust may be kept within or without the State of Maryland at such place or places as may be designated from time to time by the Board of Trustees. Any records maintained by the Trust in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time. The Trust shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 8.6 Amendment of By-Laws. These By-laws may be amended or repealed, and new by-laws adopted, by the Board of Trustees, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

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